Exhibit 5.1

New York
601 Lexington Avenue
31st Floor
New York, NY 10022
www.freshfields.com

CarLotz, Inc. 611 Bainbridge Street Suite 100 Richmond, Virginia 23224

March 19, 2021

Ladies and Gentlemen:

We are acting as counsel to CarLotz, Inc., a Delaware corporation (the Company), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) of a registration statement on Form S-1 (as amended from time to time, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the Securities Act of 1933, as amended (the Securities Act), of the offer and resale of 88,159,784 shares of the Company’s Class A common stock, $0.0001 par value per share (the Shares), and 6,074,310 private placement warrants exercisable for shares of the Company’s Class A common stock (the Warrants and, together with the Shares, the Securities).

The Securities offered pursuant to the Registration Statement include (i) an aggregate of 64,885,556 outstanding shares of the Company’s Class A common stock (the Outstanding Shares) to be sold by the selling securityholders named in the Registration Statement, (ii) an aggregate of 10,185,774 shares of the Company’s Class A common stock issuable upon the exercise of certain outstanding public warrants at an exercise price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the securityholders holding such public warrants) (the Public Warrant Shares), (iii) an aggregate of 6,074,310 shares of the Company’s Class A common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement) (the Private Warrant Shares and, together with the Public Warrant Shares, the Warrant Shares), (iv) an aggregate of 2,078,993 shares of the Company’s Class A common stock issuable upon the exercise of stock options and the vesting of restricted stock units that were issued by the Company (including the initial issuance of such shares upon the exercise or vesting of such equity awards and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement) (the Equity Award Shares), (v) an aggregate of 4,935,151 shares of the Company’s Class A common stock that may be issued pursuant to Section 3.10 of that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020, the Merger Agreement), by and among the Company, Acamar Partners Sub, Inc., a Delaware corporation, and CarLotz Group, Inc., a Delaware corporation (f/k/a CarLotz, Inc.) (including the initial issuance of such shares upon the satisfaction of the conditions of Section 3.10 and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement (the Earnout Shares), and (vi) an aggregate of 6,074,310 private placement warrants, constituting all the Warrants, for the purchase of shares of the Company’s Class A common stock to be sold by the selling securityholders named in the Registration Statement.

The Warrants were issued pursuant to a Warrant Agreement, dated February 21, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC (the Warrant Agreement).

This opinion is confined to the General Corporation Law of the State of Delaware and the law of the State of New York, each as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

With respect to the Warrants, the Warrant Shares, the Equity Award Shares and the Earnout Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, the Equity Award Shares or the Earnout Shares, or antidilution adjustments to outstanding securities of the Company, including the Warrants or the options or restricted stock units underlying the Equity Award Shares, may cause the number of the Earnout Shares to be issuable to be greater than, the Warrants to be exercisable for more shares of the Company’s Class A common stock than or the options or restricted stock units underlying the Equity Award Shares to be exercisable or vest into more shares of the Company’s Class A common stock than, the number of shares of the Company’s Class A common stock that then remain authorized but unissued. Further, we have assumed the Warrant Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Company’s Class A common stock.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.	With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the exercise of the warrants thereof pursuant to the terms of the Warrant Agreement, such Warrant Shares will have been validly issued, fully-paid and nonassessable.

3.	With respect to the Equity Award Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the exercise or vesting of such equity awards, such Equity Award Shares will have been validly issued, fully-paid and nonassessable.

4.	With respect to the Earnout Shares to be offered pursuant to the Registration Statement, when such shares are issued in accordance with the terms of the Merger Agreement, such Earnout Shares will be validly issued, fully paid and non-assessable.

5.	With respect to the Warrants to be offered pursuant to the Registration Statement, such Warrants constitute valid and binding obligations of the Company.

Our opinions above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.

In addition, we express no opinion as to (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum set forth in the Warrant Agreement and the Warrants or (d) any provisions relating to partial unenforceability contained in the Warrant Documents or (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provided for in the Warrant Agreement and the Warrants or (b) any provisions of the Warrant Agreement and the Warrants that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Warrant Agreement and the Warrants or the transactions contemplated thereby.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours, /s/ Freshfields Bruckhaus Deringer US LLP